Exhibit 1.1

EXECUTION VERSION

NUZEE, INC.

Up to $20,000,000 of Common Stock

EQUITY DISTRIBUTION AGREEMENT

December 28, 2021

Maxim Group LLC
300 Park Avenue, 16th Floor
New York, New York 10022

Ladies and Gentlemen:

NuZee, Inc., a Nevada corporation (the “Company”), proposes to issue and sell through Maxim Group LLC (the “Agent”), as sales agent, shares of common stock, par value $0.00001 per share (the “Common Stock”), of the Company (the “Shares”) having an aggregate offering price of up to $20,000,000 on terms set forth herein. The Shares consist entirely of authorized but unissued Common Stock to be issued and sold by the Company.

The Company hereby confirms its agreement with the Agent (this “Agreement”) with respect to the sale of the Shares.

1. Representations and Warranties of the Company.

(a) The Company represents and warrants to, and agrees with, the Agent as follows:

(i) A registration statement on Form S-3 (File No. 333-248531) was initially declared effective by the Securities and Exchange Commission (the “Commission”) on October 2, 2020, and is currently effective, under the Securities Act of 1933, as amended (the “Securities Act of 1933”), and the rules and regulations promulgated thereunder (the “Rules and Regulations” and collectively with the Securities Act of 1933, the “Securities Act”); since the date of effectiveness of the registration statement, no additional or supplemental information was requested by the Commission. No stop order of the Commission preventing or suspending the use of the Base Prospectus (as defined below), the Prospectus Supplement (as defined below), the Prospectus (as defined below) or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission. Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement (File No. 333-248531), as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the Agent, including (1) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (2) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at such time, and (3) any registration statement filed to register the offer and sale of Shares pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”). Except where the context otherwise requires, “Base Prospectus,” as used herein, means the base prospectus filed as part of the Registration Statement, together with any amendments or supplements thereto as of the date of this Agreement. Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the most recent prospectus supplement relating to the Shares, filed or to be filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act and in accordance with the terms of this Agreement. Except where the context otherwise requires, “Prospectus,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement, as may be amended or supplemented from time to time. “Permitted Free Writing Prospectus,” as used herein, means the documents, if any, listed on Schedule A attached hereto and, after the date hereof, any “issuer free writing prospectus” as defined in Rule 433 of the Securities Act, that is expressly agreed to by the Company and the Agent in writing to be a Permitted Free Writing Prospectus. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein pursuant to Item 12 of Form S-3 (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents. For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information which is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, the Prospectus or Permitted Free Writing Prospectus as the case may be. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, the Prospectus, the Prospectus Supplement or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, the Prospectus, the Prospectus Supplement or such Permitted Free Writing Prospectus, if any, as the case may be, and incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3. “Time of Sale” means each time a Share is purchased pursuant to this Agreement.

(ii) (A) The Registration Statement complied when it became effective, complies as of the date hereof, and will comply upon the effectiveness of any amendment thereto and at each Time of Sale and each Settlement Date (as applicable), in all material respects, with the requirements of the Securities Act; at all times during which a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Shares (the “Prospectus Delivery Period”); the Registration Statement, as may be amended, will comply, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form S-3 in connection with the offering and sale of the Shares as contemplated hereby (the “Offering”) have been satisfied, subject to the limitations required by General Instruction I.B.6 of Form S-3; the Registration Statement meets, and the Offering complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)); the Registration Statement did not, as of the time of its effectiveness and as of the date hereof, and will not, as of the effective date of any amendment thereto, at each Time of Sale, if any, and at all times during a Prospectus Delivery Period, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(B) The Prospectus, as of the date of the Prospectus Supplement, as of the date hereof (if filed with the Commission on or prior to the date hereof), at each Settlement Date and Time of Sale (as applicable), and at all times during a Prospectus Delivery Period, complied, complies or will comply, in all material respects, with the requirements of the Securities Act; and the Prospectus, and each supplement thereto, as of their respective dates, at each Settlement Date or Time of Sale (as applicable), and at all times during a Prospectus Delivery Period, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(C) Each Permitted Free Writing Prospectus, if any, as of its date and as of each Settlement Date and Time of Sale (as applicable), and at all times during a Prospectus Delivery Period (when taken together with the Prospectus at such time) will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in subparagraphs (A), (B) and (C) above shall not apply to any statement contained in the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning the Agent that is furnished in writing by or on behalf of the Agent expressly for use in the Registration Statement, the Base Prospectus, the Prospectus or such Permitted Free Writing Prospectus, if any, it being understood and agreed that only such information furnished by the Agent as of the date hereof consists of the information described in Section 5(b)(ii).

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(iii) Prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Shares by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the Offering, in each case other than the Base Prospectus or any Permitted Free Writing Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectus except in compliance with Rules 164 and 433 under the Securities Act; assuming that a Permitted Free Writing Prospectus, if any, is sent or given after the Registration Statement was filed with the Commission (and after such Permitted Free Writing Prospectus, if any, was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission), the Company will satisfy the provisions of Rule 164 or Rule 433 necessary for the use of a free writing prospectus (as defined in Rule 405) in connection with the Offering; the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the Registration Statement relating to the Offering, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Company nor the Agent is disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the Offering, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act; the Company is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Securities Act with respect to the offering of the Shares contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Securities Act) related to the Offering is solely the property of the Company.

(iv) Each Permitted Free Writing Prospectus, as of its issue date, each Time of Sale and each Settlement Date occurring after such issue date and at all subsequent times through the Prospectus Delivery Period (as defined below) or until any earlier date that the Company notified or notifies the Agent as described in Section 3(c)(iii), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Base Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Permitted Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein, it being understood and agreed that the only such information furnished by the Agent as of the date hereof consists of the information described in Section 5(b)(ii).

(v) The consolidated financial statements of the Company and its subsidiaries, together with the related notes, set forth or incorporated by reference in the Registration Statement and the Prospectus fairly present in all material respects the consolidated financial condition of the Company and its subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States (“GAAP”) consistently applied throughout the periods involved (provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all footnotes required by GAAP). Any selected financial data and summary financial information included in the documents in the Registration Statement and in the Prospectus constitute a fair summary of the information purported to be summarized and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement or the Prospectus under the Securities Act except as so included or incorporated by reference. All disclosures, if any, contained in the Registration Statement or the Prospectus or incorporated by reference therein regarding “non GAAP financial measures” (as such term is defined by the applicable rules and regulations of the Commission) comply, in all material respects, with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(vi) To the Company’s knowledge, MaloneBailey, LLP (the “Auditor”), whose report is filed as part of the Company’s most recent annual report on Form 10-K filed with the Commission and incorporated by reference into the Registration Statement and the Prospectus, is an independent registered public accounting firm within the meaning of the Securities Act. To the Company’s knowledge, the Auditor is not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) as such requirements pertain to the Auditor’s relationship with the Company.

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(vii) The Company has been duly organized and is validly existing as a corporation under the laws of its jurisdiction of incorporation. The Company and each of the subsidiaries that is listed on Exhibit 21 to the Company’s most recent annual report on Form 10-K filed with the Commission (each, a “Subsidiary,” and collectively, the “Subsidiaries”) has full corporate power and authority to own or hold its respective properties and conduct its business as currently being carried on and as described in the Registration Statement and the Prospectus, and is duly licensed or qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the respective ownership or lease of property or the conduct of its business makes such license or qualification necessary, except, in each case, where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the results of operations, business, management, properties, prospects, conditions (financial or otherwise) or operations of the Company and the Subsidiaries taken as a whole, or prevent the consummation of the transactions contemplated hereby (“Material Adverse Effect”).

(viii) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement and Prospectus, there has not been (i) any Material Adverse Effect, or any development that would reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation or liability, direct or contingent, incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any material change in the capital stock (other than (A) the grant of additional stock, stock units and options under the Company’s existing equity incentive plans, (B) changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (C) as a result of the issuance of Shares, or (D) otherwise publicly announced) or outstanding long-term indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any Subsidiary, other than in each case above in the ordinary course of business or as otherwise disclosed in the Registration Statement or Prospectus (including any document incorporated by reference therein).

(ix) Except as set forth in all material respects in the Prospectus, there are no legal or governmental proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is a party or to which any of the properties of the Company or any Subsidiary is subject, which would reasonably be expected to result in any Material Adverse Effect.

(x) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement and the Prospectus or required to be filed as exhibits to the Registration Statement by the Securities Act that have not been so described or filed.

(xi) The Company has corporate power and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except to the extent that (i) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and (ii) the indemnification and contribution provisions of Section 5 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any law, rule or regulation to which, to the Company’s knowledge, the Company is subject, or any order or decree of any court or governmental agency or body having jurisdiction over the Company or any of its properties, (ii) any indenture, mortgage, deed of trust, loan agreement or other similar agreement or instrument to which the Company or any of its Subsidiaries or by which it is bound or to which any of its property is subject, except such conflicts, breaches or defaults as may have been waived, or (iii) the Company’s Articles of Incorporation, as amended (the “Charter”), or Second Amended and Restated Bylaws, except, in the case of clauses (i) and (ii), for such breaches, violations or defaults that would not individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(xii) No consent, approval, authorization, order, registration or qualification of or with any court or any governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, and the issuance and sale by the Company of the Shares as contemplated hereby, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the NASDAQ Capital Market (the “Exchange”), including any notices that may be required by the Exchange, in connection with the sale of the Shares by the Agent, (ii) as may be required under the Securities Act and (iii) as have been previously obtained by the Company.

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(xiii) The issued and outstanding shares of capital stock of the Company have been validly issued, are fully paid and non-assessable and, other than as disclosed in the Registration Statement or the Prospectus, are not subject to any preemptive rights, rights of first refusal or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Registration Statement and the Prospectus as of the dates referred to therein (other than (i) the grant of additional stock, stock units and options under the Company’s existing equity incentive plans, (ii) changes in the number of outstanding shares of Common Stock of the Company due to the issuance of shares upon the exercise or conversion of securities exercisable for, or convertible into, Common Stock outstanding on the date hereof, (iii) as a result of the issuance of Shares, or (iv) any repurchases of capital stock of the Company) and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. The description of the Common Stock in the Registration Statement and the Prospectus is complete and accurate in all material respects. Except as disclosed in or contemplated by the Registration Statement or the Prospectus, as of the date referred to therein, the Company did not have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities. The Shares, when issued and delivered pursuant to the terms approved by the board of directors of the Company or a duly authorized committee thereof, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders (other than any liability or other claim arising from an act or omission of the Agent or a purchaser).

(xiv) The Company and the Subsidiaries possess or have obtained, all licenses, certificates, consents, orders, approvals, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the conduct of their respective businesses and operations as currently conducted, as described in the Registration Statement and the Prospectus (the “Permits”), except where the failure to possess, obtain or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received written notice of any proceeding relating to revocation or modification of any such Permit or has any reason to believe that such Permit will not be renewed in the ordinary course, except where the failure to obtain any such renewal would not, individually or in the aggregate, have a Material Adverse Effect. The Company has not been advised, and has no reason to believe, that it and each of its Subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(xv) The Company and the Subsidiaries have good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or Prospectus as being owned by them that are material to the businesses of the Company or such Subsidiary, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or Prospectus as being leased by the Company and the Subsidiaries is held by them under valid, existing and enforceable leases, except those that (A) do not materially interfere with the use made or proposed to be made of such property by the Company or the Subsidiaries or (B) would not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect.

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(xvi) The Company and the Subsidiaries own or possess adequate enforceable rights to use all patents, patent applications, trademarks (both registered and unregistered), trade names, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) (collectively, the “Intellectual Property”), necessary for the conduct of their respective businesses as conducted as of the date hereof, except to the extent that the failure to own or possess adequate rights to use such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect. Other than as disclosed in the Registration Statement or the Prospectus, the Company and the Subsidiaries have not received any written notice of any claim of infringement or conflict with asserted Intellectual Property rights of others, which infringement or conflict, if the subject of an unfavorable decision, would reasonably be expected to result in a Material Adverse Effect. There are no pending, or to the Company’s knowledge, threatened judicial proceedings or interference proceedings challenging the Company’s or any Subsidiary’s rights in or to or the validity of the scope of any of the Company’s or its Subsidiaries’ patents, patent applications or proprietary information. To the Company’s knowledge, no other entity or individual has any right or claim in any of the Company’s or any of its Subsidiary’s patents, patent applications or any patent to be issued therefrom by virtue of any contract, license or other agreement entered into between such entity or individual and the Company or any Subsidiary or by any non-contractual obligation, other than by written licenses granted by the Company or any Subsidiary. The Company has not received any written notice of any claim challenging the rights of the Company or its Subsidiaries in or to any Intellectual Property owned, licensed or optioned by the Company or any Subsidiary which claim, if the subject of an unfavorable decision, would result in a Material Adverse Effect.

(xvii) Neither the Company nor any of its Subsidiaries is (A) in violation of its Charter or similar organizational documents, or (B) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default in the due performance or observance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan or credit agreement, mortgage, deed of trust or other material agreement or instrument evidencing an obligation for borrowed money to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company or any of its Subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of (B) and (C) above, for any such violation or default that could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xviii) The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed, or have properly requested extensions thereof, and paid all taxes shown thereon through the date hereof, to the extent that such taxes have become due and are not being contested in good faith, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in or contemplated by the Registration Statement or the Prospectus, no tax deficiency has been determined adversely to the Company or any Subsidiary which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Company has no knowledge of any federal, state or other governmental tax deficiency, penalty or assessment which has been or might be asserted or threatened against it which would have a Material Adverse Effect.

(xix) The Company has not distributed and, prior to the later to occur of each Settlement Date and completion of the distribution of the Shares, will not distribute any prospectus or other offering material in connection with the Offering other than the Registration Statement and the Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except any Permitted Free Writing Prospectus.

(xx) The Common Stock are listed on the Exchange and the Company has taken no action designed to, or likely to have the effect of, delisting the Common Stock from the Exchange, nor has the Company received any notification in the 12 months preceding the date hereof that the Exchange is contemplating terminating such listing. To the Company’s knowledge, it is in material compliance with all applicable listing and maintenance requirements of the Exchange, with the exception of any “round lot holder” requirements, as to which the Company makes no representation or warranty, provided that the Company confirms that to the Company’s knowledge, no delisting proceeding has been initiated by the Exchange due solely to inability to comply with “round lot holder” requirements. The Company has filed an application to include the Shares on the NASDAQ Capital Market.

(xxi) Except as disclosed in the Registration Statement and the Prospectus, the Company has established and maintained systems of internal accounting controls designed to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the date of the latest audited financial statements of the Company included in the Registration Statement and the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Registration Statement or the Prospectus or the Incorporated Documents).

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(xxii) Except as described in the Registration Statement and the Prospectus, the Company has established and maintains disclosure controls and procedures (within the meaning of Rule 13a-15(e) of the Exchange Act) and such controls and procedures are designed to ensure that information required to be disclosed in the reports that the Company files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission and that such information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

(xxiii) Other than as contemplated by this Agreement and as set forth in that certain engagement letter by and between the Company and the Agent, dated as of December 27, 2021 (the “Engagement Letter”), the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxiv) The Company and the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as the Company and the Subsidiaries reasonably believe are adequate for the conduct of their business.

(xxv) Neither the Company nor any Subsidiary is or, immediately after giving effect to the offering and sale of the Shares, will be required to register as an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxvi) The Incorporated Documents, when such documents were or are filed with the Commission under the Securities Act or the Exchange Act conformed or will conform in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. The Incorporated Documents did not, and will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such document or necessary to make the statements in such document, in light of the circumstances under which they were made, not misleading. All agreements between the Company and third parties that are required under the Exchange Act or the Securities Act to be filed as exhibits to the most recent annual report on Form 10-K or the Registration Statement (collectively, the “Material Contracts”), other than such agreements that have expired by their terms or whose termination is disclosed in documents filed by the Company on EDGAR, are in full force and effect in all material respects.

(xxvii) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are effective as of the date hereof and the rules and regulations of the Commission thereunder.

(xxviii) None of the Company and its Subsidiaries or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company and its Subsidiaries or any other person acting on behalf of the Company and its Subsidiaries, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Effect or (iii) if not continued in the future, might adversely affect the assets, business, or operations of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

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(xxix) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions to which the Company or the Subsidiaries are subject, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company (collectively, the “Money Laundering Laws”), except where the failure to be in such compliance would not reasonably be expected to result in a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxx) Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, representative, agent, or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

(xxxi) Except as set forth in the Incorporated Documents, there are no business relationships or related party transactions involving the Company or any other person required to be described therein that have not been described as required by the Securities Act regulations.

(xxxii) (a) The Company and the Subsidiaries (i) are in all material respects in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as described in the Registration Statement and the Prospectus; and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except, in the case of any of clauses (i), (ii) or (iii) above, for any such failure to comply or failure to receive required permits, licenses, other approvals or liability as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxiii) No labor disturbance by or dispute with the employees of the Company which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, currently exists or, to the Company’s knowledge, is threatened.

(xxxiv) The Company has not taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which could reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Shares.

(xxxv) Other than with respect to this Agreement, the Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(xxxvi) There is no transaction, arrangement or other relationship between the Company and, to the knowledge of the Company, an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the Registration Statement or the Prospectus and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(xxxvii) To the Company’s knowledge, neither the Company nor any of its affiliates (within the meaning of the Securities Act) has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Securities Act with the offer and sale of the Shares pursuant to the Registration Statement.

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(xxxviii) Any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources, except for such failures to obtain written consent which (individually or in the aggregate) would not reasonably be expected to have a Material Adverse Effect.

(xxxix) There are no affiliations with any FINRA member firm among the Company’s officers and directors, except as set forth in the Registration Statement or the Prospectus.

(xl) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) (a “Forward-Looking Statement”) contained in the Registration Statement and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith, as of the date of such Forward- Looking Statement.

(b) Any certificate signed by any officer of the Company and delivered to the Agent or the Agent’s counsel shall be deemed a representation and warranty by the Company to the Agent as to the matters covered thereby.

(c) At each Bringdown Date (as defined herein) and each Time of Sale, the Company shall be deemed to have affirmed each representation and warranty contained in or made pursuant to this Agreement as of such date as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares on such date).

2. Purchase, Sale and Delivery of Shares.

(a) At the Market Sales. On the basis of the representations, warranties and agreements herein the Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent, acting as sales agent, Shares having an aggregate offering price of up to $20,000,000 (the “Offering Size”); provided, however, that in no event shall the Company issue or sell through the Agent such number of Shares that (a) exceeds the number or dollar amount of shares of Common Stock registered on the Registration Statement pursuant to which the Offering is being made, (b) exceeds the number of authorized but unissued Common Stock under the Charter, (c) would cause the Company or the Offering to not satisfy the eligibility and transaction requirements for use of Form S-3 (including, if then applicable, General Instruction I.B.6 of Form S-3), or (d) exceeds the number of Shares or dollar amount of Common Stock for which the Company has filed a prospectus supplement (the lesser of (a), (b), (c) and (d), the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 2(a) on the number and aggregate sales price of Shares issued and sold under this Agreement shall be the sole responsibility of the Company and that Agent shall have no obligation in connection with such compliance. Notwithstanding the foregoing, the Company agrees that it will provide the Agent with written notice no less than one (1) Business Day prior to the date on which it makes the initial sale of Shares under this Agreement. “Business Day”, as used herein, shall mean any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided that banks shall not be deemed to be authorized or obligated to be closed due to a “shelter in place,” “non-essential employee” or similar closure of physical branch locations at the direction of any governmental authority if such banks’ electronic funds transfer systems (including for wire transfers) are open for use by customers on such day.

(i) For purposes of selling the Shares through the Agent, the Company hereby appoints the Agent as exclusive agent of the Company (including in the event the Company increases the Offering Size) for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Agent agrees to use its commercially reasonable efforts to sell the Shares on the terms and subject to the conditions stated herein.

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(ii) Each time the Company wishes to issue and sell the Shares hereunder (each, a “Transaction”), it will notify the Agent by telephone (confirmed promptly by e-mail to the appropriate individual listed on Schedule D hereto, using a form substantially similar to that set forth on Schedule C hereto) (a “Transaction Notice”) as to the maximum number of Shares to be sold by the Agent on such day and in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in any one Trading Day (as defined below), and any minimum price below which sales may not be made. The Transaction Notice shall originate from any of the individuals from the Company set forth on Schedule B (with a copy to each of the other individuals from the Company listed on such Schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule D, as such Schedule D may be amended from time to time. Subject to the terms and conditions hereof and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Agent shall promptly acknowledge the Transaction Notice by e-mail (or by some other method mutually agreed to in writing by the parties) and shall use its commercially reasonable efforts to sell all of the Shares so designated by the Company in the Transaction Notice and in accordance with the terms set forth herein; provided, however, that any obligation of the Agent to use such commercially reasonable efforts shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 4 of this Agreement. The gross sales price of the Shares sold under this Section 2(a) shall be equal to the market price for the Common Stock sold by the Agent under this Section 2(a) on the Exchange at the time of such sale. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

(iii) The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail to the respective individuals of the other party set forth on Schedule D hereto, which confirmation shall be promptly acknowledged by the other party), suspend the Offering for any reason and at any time, whereupon the Agent shall so suspend the offering of Shares until further notice is provided by the other party to the contrary; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the receipt by the Agent of such notice. Each of the parties agrees that no such notice under this Section 2(a)(iii) shall be effective against the other unless it is made to one of the individuals named on Schedule D hereto, as such Schedule may be amended from time to time. Notwithstanding the foregoing, if the Agent suspends the Offering for any three (3) consecutive Business Days or on more than three (3) separate occasions (in each instance other than as a result of the Company’s breach of its obligations hereunder), the Company, in its sole discretion, may elect to terminate this Agreement.

(iv) The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Agent shall be under no obligation to purchase shares on a principal basis pursuant to this Agreement.

(v) The Agent may sell Shares by any method permitted by law to be an “at-the-market offering” as defined in Rule 415 under the Securities Act including without limitation sales made directly on the Exchange, on any other existing trading market for the Common Stock or to or through a market maker. With the prior written consent of the Company, which may be provided in a Transaction Notice, the Agent may also sell Shares in privately negotiated transactions.

(vi) The compensation to the Agent for sales of the Shares, as an agent of the Company, shall be 3.0% of the gross proceeds of the Shares sold pursuant to this Section 2(a). The remaining proceeds, after further deduction for any transaction or other fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction referenced in the preceding sentence will be required.

(vii) The Agent shall provide written confirmation (which may be by e-mail) to the Company following the close of trading on the Exchange each day in which the Shares are sold under this Section 2(a) setting forth the number of the Shares sold on such day, the aggregate gross sale proceeds, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.

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(viii) All Shares sold pursuant to this Section 2(a) will be delivered by the Company to Agent for the accounts of the Agent on the second full Business Day following the date on which such Shares are sold, or at such other time and date as Agent and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, each such time and date of delivery being herein referred to as a “Settlement Date.” On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be issued and delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares by the Company or its transfer agent (i) to the Agent or its designee’s account (provided the Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company (“DTC”) or (ii) by such other means of delivery as may be mutually agreed upon by the parties hereto, which in all cases (provided that such Shares were sold pursuant to the Registration Statement) shall be freely tradable, transferable, registered shares in good deliverable form, in return for payment in same day funds delivered to an account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the Net Proceeds on any Settlement Date for the shares delivered by the Company, the Agent will pay the Company interest based on the effective prime rate until such proceeds, together with such interest, have been fully paid.

(ix) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate gross sales proceeds sold pursuant to this Agreement would exceed the lesser of (A) together with all sales of Shares under this Agreement, the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement and (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Under no circumstances shall the Company cause or request the offer or sale of any Shares at a price lower than the minimum price authorized from time to time by the Company’s board of directors, duly authorized committee thereof or a duly authorized executive committee, and notified to the Agent in writing. Further, under no circumstances shall the aggregate offering amount of the Shares sold pursuant to this Agreement exceed the Maximum Amount.

(x) Unless the exceptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are satisfied with respect to the Shares, the Company shall give the Agent at least one Business Day’s prior notice of its intent to sell any Shares in order to allow the Agent time to comply with Regulation M. While a Transaction Notice is in effect and unless the exceptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are satisfied with respect to the Shares, neither the Agent nor any of its affiliates or subsidiaries shall, for its or their own account, engage in (i) any short sale of any security of the Company, (ii) any sale of any security of the Company that the Agent does own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, the Agent or (iii) any market making, bidding, purchasing, stabilization or other trading activity with regard to the Common Stock or related derivative securities, or attempting to induce another person to do any of the foregoing, in each case, if such activity would be prohibited under Regulation M or other anti-manipulation rules promulgated by the Commission. Notwithstanding the foregoing, these restrictions shall not apply to bona fide transactions executed by the Agent on behalf of and at the direction of any third party customer accounts.

(b) Nothing herein contained shall constitute the Agent to be in an unincorporated association with, or a partner of, the Company. Under no circumstances shall any Shares be sold pursuant to this Agreement after the date which is three years after the Registration Statement was first declared effective by the Commission.

(c) Notwithstanding any other provisions of this Agreement, the Company agrees that no sale of Shares shall take place, and the Company shall not request the sale of any Shares, and the Agent shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information.

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3. Covenants. The Company covenants and agrees with the Agent as follows:

(a) After the date hereof and through any Prospectus Delivery Period, prior to amending or supplementing the Registration Statement (including any Rule 462(b) Registration Statement), Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus related to changes in this Agreement in connection with the distribution of the Shares by the Agent, the Company shall furnish to the Agent for review a copy of each such proposed amendment or supplement, allow the Agent a reasonable amount of time to review and comment on such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Agent or counsel to the Agent reasonably object (provided, that the Company has no obligation to provide the Agent or counsel to the Agent any advance copy of such filing or to provide the Agent or counsel to the Agent an opportunity to object to such filing if the filing does not name the Agent or does not relate to the Offering); provided, that the foregoing shall not apply with regards to the filing by the Company of any Form 10-K, Form 10-Q, Form 8-K, proxy statement or other Incorporated Document. Subject to this Section 3(a), immediately following execution of this Agreement, if not previously prepared, the Company will prepare a prospectus supplement describing the selling terms of the Shares hereunder, the plan of distribution thereof and such other information as may be required by the Securities Act or the Rules and Regulations or as the Agent and the Company may deem appropriate, and if requested by the Agent, a Permitted Free Writing Prospectus containing the selling terms of the Shares hereunder and such other information as the Company and the Agent may deem appropriate, and will file or transmit for filing with the Commission, in accordance with Rule 424(b) or Rule 433, as the case may be, copies of the Prospectus as supplemented and each such Permitted Free Writing Prospectus.

(b) After the date of this Agreement, the Company shall promptly advise the Agent in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission or for any amendments or supplements to the Registration Statement, the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (excluding any Incorporated Documents), (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus (excluding any Incorporated Documents), (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending its use or the use of any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, or (v) of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company may terminate this Agreement. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430B and 430C, as applicable, under the Securities Act and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b), Rule 433 or Rule 462 were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or Rule 164(b)).

(c) (i) From the date hereof through the later of (A) the termination of this Agreement and (B) the end of any applicable Prospectus Delivery Period, the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Base Prospectus, the Prospectus and any Permitted Free Writing Prospectus. If during any applicable Prospectus Delivery Period any event occurs as a result of which the Base Prospectus, the Prospectus, or any Permitted Free Writing Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during any applicable Prospectus Delivery Period it is necessary or appropriate in the opinion of the Company or its counsel or in the reasonable opinion of the Agent or counsel to the Agent to amend the Registration Statement or supplement the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, to comply with the Securities Act or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify Agent (or the Agent will notify the Company, as applicable), and the Agent shall suspend the offering and sale of any such Shares, and the Company will amend the Registration Statement or supplement the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance within the time period prescribed by the Securities Act or the Exchange Act.

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(ii) In case the Agent is required to deliver (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule), in connection with the sale of the Shares, a Prospectus after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be. The Company shall cause each amendment or supplement to any Base Prospectus or the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act or, in the case of any document which would be deemed to be incorporated by reference therein, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed. The Company shall promptly notify the Agent if any Material Contract is terminated or if the other party thereto gives written notice of its intent to terminate any such Material Contract.

(iii) If at any time following issuance of a Permitted Free Writing Prospectus there occurs an event or development as a result of which such Permitted Free Writing Prospectus would conflict with the information contained in the Registration Statement, the Base Prospectus or the Prospectus, or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company promptly will notify the Agent and will promptly amend or supplement, at its own expense, such Permitted Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) The Company shall use commercially reasonable efforts to take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such jurisdictions as Agent reasonably designates, if applicable, and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state. The Company shall promptly advise the Agent of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e) The Company will furnish to the Agent and counsel for the Agent, to the extent requested, copies of the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Agent may from time to time reasonably request.

(f) The Company will make generally available to its security holders as soon as practicable an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations. If the Company makes any public announcement or release disclosing its results of operations or financial condition for a completed quarterly or annual fiscal period and the Company has not yet filed an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q or a Form 8-K with respect to such information, as applicable, then, prior to any sale of Shares, the Company shall be obligated to (x) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement shall include the applicable financial information or (y) file a Report on Form 8-K, which Form 8-K shall include the applicable financial information.

(g) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including stock or transfer taxes and stamp or similar duties allocated to the respective transferees) incurred in connection with the registration, issue, sale and delivery of the Shares, (ii) all reasonable expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Base Prospectus, each Prospectus, any Permitted Free Writing Prospectus, and any amendment thereof or supplement thereto, and the producing, word-processing, printing, delivery, and shipping of this Agreement and other closing documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions) prepared by counsel, if required, and including the cost to furnish copies of each thereof to the Agent, (iii) all filing fees, (iv) listing fees, if any, and (v) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. The Company shall reimburse the Agent upon request for its actual, reasonable and documented costs and out-of-pocket expenses incurred in connection with this Agreement, in an amount not to exceed $50,000 (inclusive of the reimbursement of actual, reasonable and documented fees and out-of-pocket expenses of the Agent’s legal counsel of up to $35,000). In addition, the Company shall pay the Agent up to $2,500 for its legal fees for each quarter the Offering is open so long as this Agreement remains in effect and the Agent performs standard quarterly due diligence with the Company, excluding any period during which a suspension of the Offering is in place pursuant to the terms of this Agreement.

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(h) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus and any Permitted Free Writing Prospectus.

(i) During each period commencing on the date of each Transaction Notice and ending after the close of business on the Settlement Date for the related transactions covered by such Transaction Notice, the Company will not offer for sale, sell, contract to sell, pledge, grant any option for the sale of, enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any Subsidiary, or otherwise issue or dispose of, directly or indirectly (or publicly disclose the intention to make any such offer, sale, pledge, grant, issuance or other disposition), of any Common Stock or any securities convertible into or exchangeable for, or any options or rights to purchase or acquire, Common Stock, or permit the registration under the Securities Act of any Common Stock, such securities, options or rights, except for (i) the registration of the Shares and the sales through the Agent pursuant to this Agreement, (ii) the issuance of securities issuable upon exercise, exchange or conversion of any options and warrants that are outstanding as of the date of this Agreement and described in the Registration Statement and the Prospectus, (iii) a registration statement on Form S-8 relating to employee benefit plans and (iv) the issuance of securities pursuant to any employee stock incentive plans of the Company in effect at the time of this Agreement or any compensatory inducement grants made by the Company and approved by the Company’s board of directors consistent with past practice.

(j) The Company shall not, at any time at or after the execution of this Agreement, offer or sell any of the Shares pursuant to this Agreement by means of any “prospectus” (within the meaning of the Securities Act), or use any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Shares pursuant to this Agreement, in each case other than the Prospectus or any Permitted Free Writing Prospectus.

(k) Until the termination of this Agreement, the Company will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, (i) the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) a violation of Regulation M. The Company shall notify the Agent of any violation of Regulation M by the Company or any of its officers or directors promptly after the Company has received notice or obtained knowledge of any such violation.

(l) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or thereby, except as contemplated herein and/or in accordance with the terms of the Engagement Letter.

(m) During any applicable Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and current reports as required by the Rules and Regulations.

(n) Except as described in the Registration Statement and Prospectus, the Company has maintained, and after the date hereof, the Company will use its commercially reasonable efforts to maintain such controls and procedures, consistent with past practices, including without limitation those required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company is made known to them by others within those entities.

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(o) Each of the Company and Agent hereby represent and agree that, neither the Company nor the Agent has made or will make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission other than a Permitted Free Writing Prospectus. The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

(p) On or prior to the date of the first Transaction Notice given hereunder, and on each date that the Company (i) amends or supplements (other than a prospectus supplement relating solely to an offering of securities other than the Shares) the Registration Statement or the Prospectus by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) files an annual report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended audited financial information or a material amendment to the previously filed Form 10-K); or (iii) files its quarterly reports on Form 10-Q under the Exchange Act (each of such dates referred to in clauses (i) through (iii) as a “Bringdown Date”), the Company shall cause (A) Polsinelli P.C., counsel for the Company, to furnish to the Agent its opinion and negative assurance letter, in form and substance reasonably acceptable to Agent’s counsel, and (B) Pryor Cashman LLP, as counsel for the Agent, to furnish to the Agent its negative assurance letter, each dated as of a date within ten (10) days after the applicable Bringdown Date, addressed to the Agent and modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinions. With respect to this Section 3(p), in lieu of delivering such opinions or letters for Bringdown Dates subsequent to the date hereof, such counsel may furnish agent with a letter (a “Reliance Letter”) to the effect that Agent may rely upon a prior opinion or letter delivered under this Section 3(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented as of the date of such Reliance Letter); provided, however, the requirement to provide opinions and letters under this Section 3(p) is hereby waived for any Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Notice hereunder and the next occurring Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide Agent with opinions and letters under this Section 3(p), then before the Company delivers the Transaction Notice or Agent sells any Shares, the Company shall cause Polsinelli P.C. to furnish to the Agent a written opinion and negative assurance letter or Reliance Letter, and the Agent shall cause Pryor Cashman LLP to furnish to the Agent its negative assurance letter or Reliance Letter, dated the date of the Transaction Notice.

(q) On the date hereof and within ten (10) days after each Bringdown Date, the Company shall cause the Auditor, or other independent accountants satisfactory to the Agent, to deliver to the Agent (x) a customary comfort letter (the initial letter, the “Initial Comfort Letter,” and each subsequent letter, a “Bringdown Comfort Letter”) addressed to Agent, in form and substance satisfactory to Agent, confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and stating the conclusions and findings of said firm with respect to the financial information and other matters and (y) a letter updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and as modified as necessary to relate to the date of such letter. Provided, however, the requirement to provide a Bringdown Comfort Letter under this Section 3(q) is hereby waived for any Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Notice hereunder and the next occurring Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide Agent with a Bringdown Comfort Letter under this Section 3(q), then before the Company delivers the Transaction Notice or Agent sells any Shares, the Company shall cause the Auditor, or other independent accountants satisfactory to the Agent, to deliver to the Agent a Bringdown Comfort Letter dated the date of the Transaction Notice.

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(r) On the date hereof and each Bringdown Date, the Company shall furnish to the Agent an officer’s certificate, dated as of a date within ten (10) days after the applicable Bringdown Date and addressed to Agent, signed by the chief executive officer and by the chief financial officer of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct in all material respects as if made at and as of the date of the certificate, and the Company has complied in all material respects with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of the certificate;

(ii) No stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale or notice that would prevent use of the Registration Statement, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body;

(iii) The Shares to be sold on that date have been duly and validly authorized by the Company and all corporate action required to be taken for the authorization, issuance and sale of the Shares on that date has been validly and sufficiently taken;

(iv) Subsequent to the respective dates as of which information is given in the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, as amended and supplemented, and except for pending transactions disclosed therein, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock, and there has not been any material change in the capital stock or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than as a result of the exercise of any currently outstanding options or warrants that are disclosed in the Registration Statement or the Prospectus or the issuance of securities pursuant to the Company’s equity incentive plans described in the Registration Statement or the Prospectus), or any material change in the short-term or long-term debt, of the Company, or any Material Adverse Effect or any development that would reasonably be likely to result in a Material Adverse Effect (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company; and

(v) Except as stated in the Prospectus and any Permitted Free Writing Prospectus, as amended and supplemented, there is not pending, or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding to which the Company is a party before or by any court or governmental agency, authority or body, or any arbitrator, which would reasonably be likely to result in any Material Adverse Effect; provided, however, the requirement to provide a certificate under this Section 3(r) is hereby waived for any Bringdown Date occurring at a time at which no Transaction Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Transaction Notice hereunder and the next occurring Bringdown Date. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares following a Bringdown Date when the Company relied on such waiver and did not provide Agent with a certificate under this Section 3(r), then before the Company delivers the Transaction Notice or Agent sells any Shares, the Company shall provide Agent with a certificate dated the date of the Transaction Notice.

(s) A reasonable time prior to each Bringdown Date, the Company, if so requested by the Agent, shall conduct a due diligence session, in form and substance, satisfactory to the Agent, which shall include representatives of the management and the accountants of the Company.

(t) The Company shall disclose in its annual report on Form 10-K and its quarterly reports on Form 10-Q the number of Shares sold through the Agent under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement.

(u) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Company’s board of directors pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed on the Exchange, and to maintain such listing. The Company shall cooperate with the Agent and use its commercially reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

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(v) At any time during the term of this Agreement, the Company will advise the Agent promptly after it receives notice or obtains knowledge of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 3 herein.

(w) Subject to the Agent’s compliance with Section 2(a)(x) herein, compliance with any applicable requirements of Regulation M under the Exchange Act and compliance with applicable securities laws, the Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients (in compliance with all applicable laws) at the same time as sales of the Shares occur pursuant to this Agreement.

(x) If to the knowledge of the Company, any condition set forth in Section 4 of this Agreement shall not have been satisfied on the applicable Settlement Date or will not be satisfied on or prior to the date required by this Agreement, the Company will offer to any person who has agreed to purchase the Shares on such Settlement Date from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(y) On the date hereof and each Bringdown Date, the Company shall furnish to the Agent an incumbency certificate, dated as of such date and addressed to the Agent, signed by the secretary of the Company; provided, however that a separate incumbency certificate need not be provided if the information that would be included in such incumbency certificate is included in another certificate furnished to the Agent.

(z) Each acceptance by the Company of an offer to purchase the Shares hereunder shall be deemed to be an affirmation to the Agent that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(aa) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172, 173 or any similar rule) to be delivered under the Securities Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(bb) To the extent that the Registration Statement is not available for the sales of the Shares during any Prospectus Delivery Period as contemplated by this Agreement, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(cc) If at any time a Transaction Notice is pending, if the Company provides the Agent with notice of any planned offering of its equity, equity-linked or debt securities, the Agent shall suspend any offer or sale of the Shares within six (6) hours of receiving such notice, provided that, such notice will not contain any material information regarding the planned offering and will be provided to NUZE@maximgrp.com. The information in such notice that the Company is planning to do an offering of its securities shall not be considered to be material information for the purposes of this clause.

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4. Conditions of Agent’s Obligations. The obligations of the Agent hereunder are subject to (i) the accuracy of, as of the date hereof, each Bringdown Date, and each Time of Sale (in each case, as if made at such date), and compliance with, all representations, warranties and agreements of the Company contained herein, (ii) the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a) If the filing of the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Permitted Free Writing Prospectus with the Commission in the manner and within the time period so required (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Rule 462(b) Registration Statement, or any amendment thereof, nor suspending or preventing the use of the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Base Prospectus, the Prospectus, any Permitted Free Writing Prospectus or otherwise) shall have been complied with to the Agent’s satisfaction.

(b) The Agent shall not have advised the Company that the Registration Statement, the Base Prospectus, the Prospectus, or any amendment or supplement thereto, or any Permitted Free Writing Prospectus, contains an untrue statement of fact which, in the Agent’s opinion, is material, or omits to state a fact which, in the Agent’s opinion, is material and is required to be stated therein or is necessary to make the statements therein (i) with respect to the Registration Statement, not misleading and (ii) with respect to the Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, in light of the circumstances under which they were made, not misleading.

(c) Except as set forth or contemplated in the Prospectus and any Permitted Free Writing Prospectus, subsequent to the respective dates as of which information is given therein, the Company shall not have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock and there shall not have been any change in the capital stock, or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock (other than as a result of the exercise of any currently outstanding options or warrants that are disclosed in the Registration Statement or the Prospectus or the issuance of securities pursuant to the Company’s equity incentive plans described in the Registration Statement or the Prospectus), or any material change in the short-term or long-term debt, of the Company, or any Material Adverse Effect or any development that would be reasonably likely to result in a Material Adverse Effect (whether or not arising in the ordinary course of business), or any material loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company, the effect of which, in any such case described above, in the Agent’s judgment, makes it impractical or inadvisable to offer or deliver the Shares.

(d) The Company shall have performed each of its obligations under Section 3(p).

(e) The Company shall have performed each of its obligations under Section 3(q).

(f) The Company shall have performed each of its obligations under Section 3(r).

(g) FINRA shall not have raised any objection to the fairness and reasonableness of the terms and arrangements of the Agent’s compensation under this Agreement.

(h) All filings with the Commission required by Rule 424 under the Securities Act to have been filed by the Settlement Date shall have been made within the applicable time period prescribed for such filing by Rule 424.

(i) The Company shall have furnished to the Agent and the Agent’s counsel such additional documents, certificates and evidence as they may have reasonably requested.

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(j) Trading in the Common Stock shall not have been suspended on the Exchange. The Shares shall have been listed and authorized for trading on the Exchange prior to the first Settlement Date, and satisfactory evidence of such actions shall have been provided to the Agent and its counsel, which may include oral confirmation from a representative of the Exchange.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Agent and the Agent’s counsel. The Company will furnish Agent with such conformed copies of such opinions, certificates, letters and other documents as Agent shall reasonably request.

5. Indemnification and Contribution.

(a) (i) The Company agrees to indemnify and hold harmless the Agent and each of the other Agent Indemnified Parties (as defined below) from and against any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable and documented legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to subpoena or otherwise (including, without limitation, the reasonable and documented costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursuing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Agent Indemnified Party is a party)), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any related Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this Section 5(a)(i) shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto), or in any related Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto). These indemnification provisions in this Section 5(a)(i) shall extend to the following persons (collectively, the “Agent Indemnified Parties”): Maxim, its managers, members, officers, employees, and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the officers, directors, partners, stockholders, members, managers, employees, and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any indemnified party.

(ii) The Agent agrees to indemnify and hold harmless the Company and its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties”) from and against any and all loss, liability, claim, damage and expense (including in settlement of any litigation, if such settlement is effected with the written consent of the Agent) described in the indemnity contained in Section 5(a)(i), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or in any related Permitted Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company in writing by the Agent expressly for use therein, it being understood and agreed that, as of the date of this Agreement, the only information furnished by the Agent to date for use therein consists of the information described in Section 5(b) below.

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(iii) If any action, suit, proceeding or investigation is commenced, as to which an indemnified party proposes to demand indemnification under this Section 5, it shall notify the indemnifying party with reasonable promptness; provided, however, that any failure by an indemnified party to notify the indemnifying party shall not relieve the indemnifying party from its obligations hereunder except to the extent that the indemnifying party is actually and materially prejudiced by such failure to notify. Any Agent Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Agent Indemnified Party unless: (i) the Company has failed promptly to assume the defense and employ separate counsel reasonably acceptable to the Agent for the benefit of the Agent and the other Agent Indemnified Parties or (ii) such Agent Indemnified Party shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by and engaged by the Company for the purpose of representing the Agent Indemnified Party, to represent both such Agent Indemnified Party and any other person represented or proposed to be represented by such counsel, in which event the Company shall pay the reasonable and documented fees and expenses of one counsel selected by the Agent Indemnified Parties, plus one local counsel firm for each relevant jurisdiction, if necessary, for all Agent Indemnified Parties. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. An indemnifying party shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). No indemnifying party shall, without the prior written consent of the indemnified party, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the indemnified parties of an unconditional release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an indemnified party or an adverse statement with respect to the character, professionalism, expertise or reputation of any indemnified party or any action or inaction of any indemnified party.

(b) The Agent confirms and the Company acknowledges that as of the date of this Agreement, no information has been furnished in writing to the Company by or on behalf of the Agent specifically for inclusion in the Registration Statement, any Base Prospectus, the Prospectus or any Permitted Free Writing Prospectus, other than information about the Agent included in the Prospectus Supplement under the heading “Plan of Distribution.”

(c) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is unavailable or insufficient to hold harmless an indemnified party under subsection (a)(i) or (a)(ii) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a)(i) or (a)(ii) above, (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Agent Indemnified Party, on the other hand, or (ii) if (and only if) the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Agent on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company and the total commissions received by the Agent, bear to the total public offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (c) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (c). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (c) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (c). Notwithstanding the foregoing, in no event shall the amount contributed by all Agent Indemnified Parties exceed the amount of fees previously received by the Agent pursuant to the Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(d) Neither termination of this Agreement nor completion of the Offering shall affect these indemnification provisions which shall remain operative and in full force and effect. The indemnification provisions shall be binding upon the Company and the Agent and their respective successors and assigns and shall inure to the benefit of the Agent Indemnified Parties and the Company Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

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6. Representations and Agreements to Survive Delivery. All representations and warranties of the Company herein or in certificates delivered pursuant hereto, and agreements of the Agent and the Company herein, including but not limited to the agreements of the Agent and the Company contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Agent or any controlling person thereof, or the Company or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Agent hereunder.

7. Termination of this Agreement.

(a) The term of this Agreement shall begin on the date hereof, and shall continue until the earlier of (i) the issuance and sale of Shares having an aggregate offering price equal to the amount set forth in the first paragraph of this Agreement or (ii) the termination by either the Agent or the Company, in its sole discretion, upon the provision of ten (10) days written notice. Any such termination pursuant to Section 7(a)(ii) in the sole discretion of either party shall be without liability of any party to any other party and shall in all cases be deemed to provide that Section 3(g), Section 5 and Section 6 shall remain in full force and effect.

(b) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 2(a) of this Agreement.

8. Default by the Company. If the Company shall fail at any Settlement Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of the Agent or, except as provided in Section 3(g) hereof, any non-defaulting party. No action taken pursuant to this Section 8 shall relieve the Company from liability, if any, in respect of such default, and the Company shall (A) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default.

9. Notices. Except as otherwise provided herein, all communications under this Agreement shall be in writing and, if to the Agent, shall be mailed, delivered or e-mailed to:

Maxim Group LLC

300 Park Avenue, 16th Floor

New York, New York 10022

Attention: Clifford A. Teller, Executive Managing Director, Head of Investment Banking email: [***]

with a required copy (which shall not constitute notice) to:

Pryor Cashman LLP

7 Times Square

New York, New York 10036

Attention: M. Ali Panjwani, Esq.

Email: [***]

Notices to the Company shall be given to it at:

1401 Capital Avenue, Suite B

Plano, Texas 75074

Attention: Masateru Higashida, Chief Executive Officer

Email: [***]

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with a required copy (which shall not constitute notice) to:

Polsinelli PC

2049 Century Park East, Suite 2900

Los Angeles, California 90067

Attn: Alan A. Lanis, Esq.

Email: [***]

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 5. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Agent.

11. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Agent has been retained solely to act as an sales agent and/or principal in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the Agent has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Agent has advised or is advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Agent and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Agent is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Agent, and not on behalf of the Company; and (e) it waives to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including Section 5-1401 of the General Obligations Law of the State of New York, but otherwise without regard to conflict of laws rules that would apply the laws of any other jurisdiction.

13. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

14. Adjustments for Stock Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Shares.

15. Entire Agreement; Amendment; Severability; Headings. This Agreement (including all schedules and exhibits attached hereto and transaction notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

16. Waiver of Jury Trial. Each of the Company and the Agent hereby waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

17. Submission to Jurisdiction. The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or United States federal court sitting in The City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein. The Company irrevocably waives, to the fullest extent permitted by law, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court, and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

[Signature Page Follows]

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If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this Equity Distribution Agreement shall represent a binding agreement between the Company and the Agent in accordance with its terms.

Very truly yours,

NUZEE, INC.

By	/s/ Masateru Higashida
Name:	Masateru Higashida
Title:	Chief Executive Officer, President, Secretary and Treasurer

Confirmed as of the date first
above mentioned.

MAXIM GROUP LLC

By	/s/ Clifford A. Teller
Name:	Clifford A. Teller
Title:	Executive Managing Director,
Head of Investment Banking

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Schedule A

Permitted Free Writing Prospectus

None.

Schedule A-1

Schedule B

Individuals Permitted to Authorize Sales of Shares

[see attached]

Schedule B-1

Schedule C

Form of Transaction Notice

From:	NuZee, Inc.

To:	Maxim Group LLC

Subject:	Transaction Notice

Date:	[●], 202__

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement between NuZee, Inc. (the “Company”) and Maxim Group LLC (“Agent”), dated December 28, 2021, the Company hereby requests that the Agent sell up to [●] shares of the Company’s common stock, par value $0.00001 per share, at a minimum market price of $[●] per share, during the time period beginning [month, day, time] and ending [month, day, time].

Schedule C-1

Schedule D

Individuals to Which Notice Can Be Given

[see attached]

Schedule D-1